Exhibit 99.906CERT

The Private Shares Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin Moss, Principal Executive Officer of The Private Shares Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Kevin Moss
Kevin Moss
President
Date: March 7, 2025

I, Jack Sweeney, Principal Financial Officer of The Private Shares Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Jack Sweeney
Jack Sweeney
Principal Financial Officer
Date: March 7, 2025

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Private Shares Fund for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to The Private Shares Fund and will be retained by The Private Shares Fund and furnished to the Securities and Exchange Commission or its staff upon request.